                                                                      Exhibit 11
                                                                     Page 1 of 2


                            PDG ENVIRONMENTAL, INC.
               CALCULATION OF NET INCOME (LOSS) PER COMMON SHARE
              FOR THE YEARS ENDED JANUARY 31, 1996, 1995 AND 1994

PRIMARY NET INCOME (LOSS) PER COMMON SHARE                    1996                 1995                      1994
                                                         ------------------------------------------------------------
Net income (loss)                                        $ (2,451,000)         $     473,000            $   1,445,000

Less: Series A preferred dividends                             45,000                      -                  531,000

Less: Series B preferred dividends                                  -                      -                   16,000
                                                         ------------          -------------            -------------

                                                         $ (2,496,000)         $     473,000            $  (1,992,000)
                                                         ============          =============            =============

Weighted average common shares and dilutive
   common equivalents outstanding - primary                 5,670,000              7,157,000                3,267,000
                                                         ============          =============            =============

Primary net income (loss) per common share               $      (0.44) (a)     $        0.07 (a)(b)     $       (0.61) (a)
                                                         ============          =============            =============


(a) In accordance with generally accepted accounting principles, stock options and warrants have not been reflected as exercised for purposes of computing the primary loss per common share on the registrant's Consolidated Statement of Operations for the years ended January 31, 1996, 1995 and 1994 since the exercise of such options and warrants would be antidilutive. In addition, the outstanding shares of Series A Preferred Stock and the Series B Preferred Stock and common stock rights in the years ended January 31, 1996 and January 31, 1994 have not been reflected as converted since the conversion has an antidilutive effect on the net loss per common share.

(b) Assumes 967,000 common shares for converted Series A preferred stock and 840,000 shares for converted common stock rights.

                                                                      Exhibit 11
                                                                     Page 2 of 2


                            PDG ENVIRONMENTAL, INC.
               CALCULATION OF NET INCOME (LOSS) PER COMMON SHARE
              FOR THE YEARS ENDED JANUARY 31, 1996, 1995 AND 1994

FULLY DILUTED NET INCOME (LOSS) PER COMMON SHARE              1996                 1995                    1994
                                                         ----------------------------------------------------------
Net income (loss)                                        $ (2,451,000)         $     473,000         $  (1,445,000)

Less: Series A preferred dividends                             45,000                      -                22,000

Less: Series B preferred dividends                                  -                      -                     -
                                                         ------------          -------------         -------------

                                                         $ (2,496,000)         $     473,000         $  (1,467,000)
                                                         ============          =============         =============

Weighted average shares of common stock outstanding:
   Average common shares outstanding                        5,670,000              5,350,000             5,267,000  (a)
   Assumed conversion of common stock rights                  560,000                840,000               840,000
   Assumed conversion of outstanding
     Series A preferred stock                                       -                967,000                     -
                                                         ------------          -------------         -------------

Weighted average common shares outstanding-
   fully diluted                                           6,230,000               7,157,000             6,107,000
                                                         ===========           =============         =============

Fully diluted net income (loss) per common share         $      (0.40) (b)     $        0.07 (b)     $       (0.24) (b)
                                                         ============          =============         =============


(a) Assumes 3,039,000 common shares for converted Series A preferred stock and 905,000 shares for converted Series B preferred stock which actually were converted during fiscal 1994 were converted at the beginning of fiscal 1994.

(b) In accordance with generally accepted accounting principles, fully diluted earnings per share have not been reported on the registrant's Consolidated Statement of Operations for the years ended January 31, 1996, 1995 and 1994 since the exercise of stock options and warrants and the conversion of the Series A and Series B preferred stock has an antidilutive or no effect on earnings per share.